Exhibit 1.1
WESTERN ALLIANCE BANCORPORATION
Common Stock (par value $0.0001 per share)

Underwriting Agreement
August 19, 2010
Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue
4th Floor
New York, New York 10019
Ladies and Gentlemen:
     Western Alliance Bancorporation, a Nevada corporation (the “Company”), agrees, subject to the terms and conditions stated herein, to issue and sell to Keefe, Bruyette & Woods, Inc. (the “Underwriter”, “you” or “your”) an aggregate of 7,000,000 shares (the “Firm Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”).
     The Company also agrees to issue and sell to the Underwriter not more than 1,050,000 additional shares of its Common Stock (the “Additional Shares”) if and to the extent that the Underwriter shall have determined to exercise the right to purchase such Additional Shares in accordance with Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to as the “Shares”.
     1. The Company represents and warrants to, and agrees with, the Underwriter that:
     (a) A registration statement on Form S-3 (File No 333-158971) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, to you have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you); the Company meets the requirements for use of Form S-3 under the Act; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); each Preliminary Prospectus and the Prospectus delivered to the

Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;
     (c) For the purposes of this Agreement, the “Applicable Time” is 8:00 a.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;
     (d) The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;
     (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;
     (f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (i) any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus; (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business or as set forth or contemplated in the Pricing Prospectus, which are material with respect to the Company and its subsidiaries taken as a whole; and (iii) other than dividends paid on the Company’s Series A Fixed Rate Cumulative Perpetual Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;
     (g) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, mortgages, pledges, security interests, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries taken as a whole; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Pricing Prospectus and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease;
     (h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; the activities of the Company’s subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve Board (the “Federal Reserve”) set forth in Title 12 of the Code of Federal Regulations; the activities of Subsidiaries that are banks (each, a “Bank,” and collectively, the “Banks”) are permitted under the laws and regulations of their respective jurisdictions of organization and the deposit accounts in the Banks are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”); except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary;
     (i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary; except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company except pursuant to the Company’s stock plans and awards currently in effect on the date hereof;
     (j) The Shares have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be duly and validly authorized and issued and fully paid and non-assessable, and will not be subject to any preemptive or similar rights; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability for the debts of the Company by reason of being such a holder;
     (k) The execution, delivery and performance of this Agreement and the issue and sale of the Shares and the compliance by the Company with all of the provisions this Agreement and the consummation of the other transactions contemplated herein (including the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Amended and Restated Articles of Incorporation, as amended, or Amended and Restated By-Laws of the Company or the charter or bylaws of any subsidiary or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement except as have been obtained from the Federal Reserve Bank of San Francisco and under the Act, and except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter; as used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
     (l) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, (i) is required to be disclosed in the Registration Statement (other than as disclosed therein) or (ii) if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (m) Neither the Company nor any of its subsidiaries is in violation of its Amended and Restated Articles of Incorporation, as amended, or Amended and Restated By-Laws or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument, for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
     (n) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Shares and under the captions “Material U.S. Federal Income and Estate Tax Consequences for Non-U.S. Holders”, and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;
     (o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, or an entity “controlled” by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (p) At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;
     (q) McGladrey & Pullen, LLP, who has certified certain financial statements of the Company and its subsidiaries and who has audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder; with respect to the Company, McGladrey & Pullen, LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission;
     (r) The Company and each of its Subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (whether or not remediated);
     (s) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
     (t) The Company and its Subsidiaries maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities to allow timely decisions regarding disclosure; and such disclosure controls and procedures are effective to perform the functions for which they were established. Based on the evaluation of the Company’s and each Subsidiary’s disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls;
     (u) The financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, fairly present the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement. To the extent applicable, all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, the rules and regulations of the Exchange Act and Item 10 of Regulation S-K under the Act, as applicable;
     (v) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect;
     (w) There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required;
     (x) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;
     (y) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions;
     (z) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;
     (aa) The Company and each of the subsidiaries has (i) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete, (ii) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable;
     (bb) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its subsidiaries and the value of their properties and as are customary in the business in which the Company and its subsidiaries are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect;
     (cc) The statistical and market related data contained in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate;
     (dd) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act or by the rules and regulations of the Commission thereunder to be described in the Registration Statement, the Pricing Disclosure Package and/or the Prospectus and that is not so described;
     (ee) There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;
     (ff) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;
     (gg) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company hereunder;
     (hh) No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;
     (ii) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement;
     (jj) The Company and each of the subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the subsidiaries or ERISA Affiliates would have any liability; the Company and each of the subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing as occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary is a member;

     (kk) Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and its subsidiaries taken as a whole. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP;
     (ll) Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder;
     (mm) BW Real Estate, Inc. is organized and carries on its business so as to enable it to qualify as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code, and no transaction or other event has occurred or is expected to occur that would be reasonably likely to cause BW Real Estate, Inc. to not qualify as a REIT for its current taxable year or for future taxable years;
     (nn) The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Each of the Company’s subsidiaries that are banks (each, a “Bank” and collectively, the “Banks”) holds the requisite authority from its state bank regulatory authority to do business as a state-chartered bank under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is in compliance in all material respects with all laws administered by, and all rules and regulations of the Federal Reserve, the FDIC, the California Department of Financial Institutions (the “California DFI”), the Nevada Financial Institutions Division (the “Nevada FID”), and the Arizona Department of Financial Institutions (the “Arizona DFI”), as applicable, and any other federal or state bank regulatory authority with jurisdiction over the Company or any subsidiary (collectively, “Bank Regulatory Authorities”), except as disclosed in the Pricing Disclosure Package and the Prospectus; and, except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its banking subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board of director resolutions at the request of, any Bank Regulatory Authority, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board of director resolutions; the deposit accounts of each of the Banks are insured up to the applicable limits by the FDIC;
     (oo) Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all applicable regulations and orders of, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency); and
     (pp) Other than the Bank of Nevada, Torrey Pines Bank, Alliance Bank of Arizona and First Independent Bank, no Bank is currently prohibited, directly or indirectly, from (i) paying any dividends to the Company without prior approval, which payment would otherwise be payable under federal or state banking laws or regulations, (ii) making any other distribution on such Bank’s capital stock, (iii) repaying to the Company any loans or advances to such Bank from the Company or (iv) transferring any of such Bank’s property or assets to the Company or any other subsidiary of the Company;
     (qq) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, money laundering statutes of all jurisdictions applicable to the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and
     (rr) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury

Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ss) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.
     (tt) Neither the Company nor any of its Subsidiaries, nor any affiliates of the Company or its Subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
     (uu) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the Act and the rules and regulations thereunder) in connection with the offering and sale of the Shares other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the Act or by the rules and regulations thereunder and approved by the Underwriter.
     (vv) Each of the Company’s executive officers and directors, in each case as listed on Schedule III hereto, has executed and delivered lock-up agreements as contemplated by Section 8(j) hereof.
     2. The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, the Firm Shares at the price per share set forth on Schedule I.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriter the Additional Shares, and the Underwriter shall have the right to purchase up to all of the Additional Shares at the price per share set forth on Schedule I, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. The Underwriter may exercise this right in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), the Underwriter agrees to purchase the number of specified Additional Shares.

     3. The Company is advised by the Underwriter that the Underwriter proposes to make a public offering of the Shares on the terms set forth in the Prospectus as soon after this Agreement has become effective and in the Underwriter’s judgment is advisable.
     4. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the account of the Underwriter at 10:00 a.m., New York City time, on August 24, 2010, or at such other time on the same or such other date, not later than September 2, 2010, as shall be designated in writing by the Underwriter. The time and date of such payment are hereinafter referred to as the “Closing Date”. Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the account of the Underwriter at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 hereof or at such other time on the same or on such other date, in any event not later than September 23, 2010, as shall be designated in writing by the Underwriter. The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Underwriter shall request in writing not later than one full Business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Underwriter on the Closing Date or an Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the purchase price therefor.
     The documents to be delivered at the Closing Date or an Option Closing Date, as the case may be, by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(i) hereof, will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Closing Date or an Option Closing Date, as the case may be. A meeting will be held at the Closing Location at 12 noon, New York City time, on the New York Business Day next preceding the Closing Date or an Option Closing Date, as the case may be, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     5. The Company agrees with the Underwriter:
     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Closing Date or an Option

Closing Date, as the case may be, which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to the Underwriter and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

     (d) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to you and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case you are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request and at your expense, to prepare and deliver to you as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (e) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (f) That, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock other than in connection with the implementation of a shareholder rights plan whether or not existing on the date hereof; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock other than a shelf registration statement pursuant to Rule 415 under the Securities Act; provided however that the restrictions in this Section shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security or upon the vesting of a compensatory award, in each case outstanding on the date hereof, (C) grants of awards under the Company’s incentive plans or the sale of shares of Common Stock pursuant to Rule 10b5-1 trading plans, each as in existence on the date hereof, or (D) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 90 day restricted period;
     (g) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
     (h) Upon your request, to furnish, or cause to be furnished, to you an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by you for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and
     (i) To use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.
     (j) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.
     (k) The Company will use its commercially reasonable best efforts to effect and maintain the listing of the Shares on the New York Stock Exchange (“NYSE”).
     6. (a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without your prior consent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and

          (ii) any such free writing prospectus the use of which has been consented to by the Company and you (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;
     (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
     (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to you and, if requested by you, will prepare and furnish without charge to you an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein.
     7. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, any required reviews by the Financial Industry Regulatory Authority of the terms of the sale of the Shares; (v) the cost of preparing certificates for the Shares; (vi) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, the Underwriter agrees to reimburse up to an aggregate of $200,000 of the Company’s out-of-pocket expenses incurred in connection with the offering of the Shares. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
     8. The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Closing Date or an Option Closing Date, as the case may be, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Date or an Option Closing Date, as the case may be, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated the Closing Date or an Option Closing Date, as the case may be, which shall address the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Each of DLA Piper LLP (US), counsel for the Company, Randall S. Theisen, General Counsel of the Company, and Jones Vargas, special local counsel for the Company, shall have furnished to you its or his written opinion, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriter, together with signed or reproduced copies of such opinion for the Underwriter;

     (d) On the date hereof, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Closing Date or an Option Closing Date, as the case may be, McGladrey & Pullen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered upon the execution of this Agreement is attached as Annex I(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of the Closing Date or an Option Closing Date, as the case may be, is attached as Annex I(b) hereto);
     (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, taken as whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;
     (f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;
     (g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority; (iii) a general moratorium on commercial banking activities declared by either Federal or New York, California, Nevada or Arizona State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) if there has occurred any material adverse change in the financial markets in the United States, the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Date or an Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;
     (h) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
     (i) The Company shall have furnished or caused to be furnished to you at the Closing Date or an Option Closing Date, as the case may be, certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date or an Option Closing Date, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date or an Option Closing Date, as the case may be, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.
     (j) At the date of this Agreement, the Underwriter shall have received a lock-up agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule III hereto.
     (k) The Common Stock (including the Shares) is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
     9. (a) The Company will indemnify and hold harmless the Underwriter, its affiliates (as such term is defined in rule 501(b) under the 1933 Act) (“Affiliates”), its selling agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, (i) under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule

433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(d) below) any such settlement is effected with the written consent of the Company; and (iii) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.
     (b) The Underwriter will indemnify and hold harmless the Company and its directors and officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a) (ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the

Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.
     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.
     11. If, for any reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by you in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to you except as provided in Sections 7 and 9 hereof.
     12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: General Counsel; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.
     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     15. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other third party, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     16. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.
     17. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW

YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.
     18. The Company and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     20. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.”

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company.

Very truly yours, Western Alliance Bancorporation

By:	/s/ Randall S. Theisen
	Name:	Randall S. Theisen
	Title:	General Counsel

CONFIRMED AND ACCEPTED, as of the date first above written: KEEFE BRUYETTE & WOODS, INC.

By	/s/ Jeffrey Evans
Authorized Signatory

[Signature Page to Underwriting Agreement]

SCHEDULE I

Total Shares Offered:	7,000,000 shares of Common Stock

Option to Purchase Additional Shares:	1,050,000 shares of Common Stock

Initial Price to Public:	$6.25 per share

Price Per Share to be Paid by the Underwriter:	$5.96875 per share, being an amount equal to the initial price to public set forth above less $0.28125 per share; provided that the purchase price per share for any Additional Shares purchased upon the exercise of the over-allotment option described in Section 2 shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares.

SCHEDULE II
(a) Issuer Free Writing Prospectuses: Final Term Sheet dated August 19, 2010
(b) Additional Documents Incorporated by Reference: None

SCHEDULE III
Bruce Beach
William S. Boyd
Steven J. Hilton
Marianne Boyd Johnson
Kenneth A. Vecchione
Cary Mack
Arthur Marshall
Todd Marshall
M. Nafees Nagy, M.D.
James E. Nave, D.V.M.
John P. Sande, III
Robert G. Sarver
Donald D. Snyder
Gerald Cady
Duane Froeschle
Dale Gibbons
Arnold Grisham
Bruce Hendricks
James Lundy
Linda Mahan
Grant Markham
Merrill S. Wall

EXHIBIT A
FORM OF LOCK-UP AGREEMENT
KEEFE, BRUYETTE & WOODS, INC.
787 Seventh Avenue, 4th Floor
New York, New York 10019
Re:	Proposed Public Offering by Western Alliance Bancorporation
Dear Sirs:
     The undersigned, an executive officer and/or director of Western Alliance Bancorporation, a Nevada corporation (the “Company”), understands that Keefe, Bruyette & Woods, Inc. (“Keefe Bruyette”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Keefe Bruyette, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. In the event that either (i) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions set forth herein will continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the earnings release is issued or the material news or event related to the Company occurs. The Company shall promptly notify Keefe Bruyette of any earnings releases, news or events that may give rise to an extension of the initial restricted period.

     Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pledged in a bona fide transaction outstanding as of the date hereof to a lender to the undersigned, as disclosed in writing to Keefe Bruyette, (iv) pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement, where the Common Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, or (v) with the prior written consent of Keefe Bruyette. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, the undersigned may sell or make deemed sales of Common Stock to the Company pursuant to net exercises or cashless exercises of options outstanding on the date hereof to the extent that such shares of Common Stock are not subsequently sold by the Company on the open market for a period commencing on the date of the Underwriting Agreement and ending 90 days after the date of the Underwriting Agreement.
     The undersigned now has and, except as contemplated by clauses (i) through (v) above and by clause (A) above, for the duration of the Lock-Up Agreement will have good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that were in existence on the date hereof. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s common stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.
     The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.
     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.
     This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
Signature:
Print Name: